Exhibit 3.8

SECOND AMENDED AND RESTATED

BYLAWS

OF

COX LUMBER CO.

SECOND AMENDED AND RESTATED

BYLAWS

OF

COX LUMBER CO.

PARAGRAPH 1: MEETINGS OF SHAREHOLDERS

1.01      Annual Meeting.  The annual meeting of the shareholders shall be held within three months after the Corporation’s fiscal year end for the purpose of electing directors and for the transaction of such other business as may come before the meeting, the actual day thereof to be set forth in the Notice of Meeting or in the Call and Waiver of Notice of Meeting. If the election of Directors shall not be held at any such annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

1.02      Special Meetings.  Special meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than 10% of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than ten nor more than 60 days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting shall designate another person to do so.

1.03      Place.  Meetings of shareholders may be held within or without the State of Florida.

1.04      Notice.  Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

1.05      Notice of Adjourned Meetings.  When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in the preceding section to each shareholder of record on the new record date entitled to vote at such meeting.

1.06      Closing of Transfer Books and Fixing Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

1.07      Shareholder Quorum and Voting.  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law. After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

1.08      Voting of Shares.

    (a)        Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

    (b)        Treasury shares, shares of stock of this Corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this Corporation and shares of stock of this Corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

    (c)        A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

    (d)        At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

    (e)        Shares held by a personal representative, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

    (f)         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and, thereafter, the pledgee or his nominee shall be entitled to vote the shares so transferred.

    (g)        On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

1.09      Proxies.  Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholders’ duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

    (a)        Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at any time by the shareholder executing it, except as otherwise provided by law.

    (b)        The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetency or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

    (c)        If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

    (d)        If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

1.10      Voting Trusts.  Any number of shareholders of this Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the Corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

1.11      Shareholders’ Agreements.  Two or more shareholders of this Corporation may enter an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the Corporation as provided by law. Nothing therein shall impair the right of this Corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

1.12      Action by Shareholders Without a Meeting.  Any action required by law, these Bylaws or the Articles of Incorporation of this Corporation to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided by the Florida Business Corporation Act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of said Act regarding the rights of dissenting shareholders.

PARAGRAPH 2: DIRECTORS

2.01      Function.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of a corporation shall be managed under the direction of, the Board of Directors.

2.02      Qualification.  Directors need not be residents of this state or shareholders of this Corporation.

2.03      Compensation.  The Board of Directors shall have authority to fix the compensation of directors.

2.04      Committees.  The Board of Directors shall have the authority to establish various executive committees or subcommittees and delegate authority to such executive committees or subcommittees as it may choose in its discretion.

2.05      Duties of Directors.

    (a)        A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

    (b)        In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

        (1)        One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented,

        (2)        Counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person’s professional or expert competence, or

        (3)        A committee of the board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

    (c)        A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

    (d)        A person who performs his duties in compliance with this Paragraph 2 shall have no liability by reason of being or having been a director of the Corporation.

2.06      Presumption of Assent.  A director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

2.07      Number.  This Corporation shall have twelve (12) directors. The number of directors may be increased or decreased from time to time by action of the shareholders but shall never be less than one. No decrease shall have the effect of shortening the terms of any incumbent director.

2.08      Election and Term.  Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

2.09      Vacancies.  Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

2.10      Removal of Directors.  At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

2.11      Quorum and Voting.  A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The acts of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

2.12      Place of Meetings.  Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

2.13      Time, Notice and Call of meetings.

    (a)        The Board of Directors shall meet each year immediately after the annual meeting of the shareholders at the place the meeting has been held, to elect officers and consider other business. Written notice of the time and place of special meetings of the Board of

Directors shall be given to each director by either personal delivery, telegram or cablegram at least two days before the meeting or by notice mailed to the director at least five days before the meeting.

    (b)        Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

    (c)        A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

    (d)        Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

2.14      Action Without a Meeting.  Any action required to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

PARAGRAPH 3: OFFICERS

3.01      Identification.  The officers of this Corporation shall consist of a chairman of the board, president, chief executive officer, vice president, secretary and treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect a chairman of the board and chief executive officer, president, vice president, secretary or treasurer shall not affect the existence of this Corporation.

3.02      Duties.  The officers of this Corporation shall have the following duties:

    (a)        The Chairman of the Board of the corporation shall preside at all meetings of the board of directors and shareholders unless mutually agreed by the board of directors or shareholders, as the case may be.

    (b)        The Chief Executive Officer shall be the chief executive officer of the corporation and shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors.

    (c)        The President shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors and/or the Chief Executive Officer. The President will not execute any contracts or agreements which are not in the ordinary course of business without the approval by a majority of the Board of Directors. The President is authorized to maintain on file with the Secretary of State an up-to-date listing of the Corporation’s registered office and registered agent, and further, specifically authorized to change said registered office and agent from time to time as may be required in the Corporation’s interest. All statements required for these purposes may be signed by the President on behalf of the Corporation.

    (d)        The Vice President, and any Executive Vice Presidents, if any, shall perform the duties of the President in his absence, and shall perform such other functions as may be assigned to him, from time to time, by the President or the Board of Directors.

    (e)        The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the shareholders and Board of Directors, send out all notices of meetings, and perform such other duties as may be prescribed by the Board of Directors or the President.

    (f)        The Treasurer shall have custody of all corporation funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

3.03      Removal of Officers.

    (a)        Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby.

    (b)        Any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer or agent.

    (c)        Any vacancy, however occurring, in any office may be filled by the Board of Directors.

    (d)        Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

PARAGRAPH 4: STOCK CERTIFICATES

4.01      Issuance.  Every holder of shares in this Corporation shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

4.02      Form.

    (a)        Certificates representing shares in this Corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

    (b)        Every certificate representing shares issued by this Corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determine the relative rights and preferences of subsequent series.

    (c)        Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of such restrictions.

    (d)        Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

4.03      Transfer of Stock.  The Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney, and the Corporation has the option of requiring that the signature of such person be guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

4.04      Lost, Stolen or Destroyed Certificate.  The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate:

    (a)        Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken;

    (b)        Requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

    (c)        Gives bond in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and

    (d)        Satisfies any other reasonable requirements imposed by the Corporation.

PARAGRAPH 5: BOOKS AND RECORDS

5.01      Books and Records.

    (a)        This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors. This Corporation shall keep at the registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

    (b)        Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

5.02      Shareholders’ Inspection Rights.  Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

5.03      Financial Information.  Not later than four months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year. Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement. The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in this state, shall be kept for at least five years and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

5.04      Fiscal Year End.  Initially the Corporation’s fiscal year end shall be December 31; such fiscal year end date may be changed by action of the directors.

PARAGRAPH 6: DIVIDENDS

The Board of Directors of this Corporation may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation, subject to the following provisions:

    (a)        Dividends in cash or property may be declared and paid, except as otherwise provided in this Paragraph 6 only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus, howsoever arising but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

    (b)        Dividends may be declared and paid in the Corporation’s own treasury shares.

    (c)        Dividends may be declared and paid in the Corporation’s own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

        (1)        If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

        (2)        If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

    (d)        No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

    (e)        A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a share dividend within the meaning of this Paragraph 6.

PARAGRAPH 7: AMENDMENT

These Bylaws may be repealed or amended, and new Bylaws may be adopted, by the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any Bylaw adopted by shareholders if the shareholders specifically provide such Bylaw not subject to amendment or repeal by the directors.